Exhibit 23.2
CONSENT OF PAUMANOK PUBLICATIONS, INC.
Date: May 23, 2016
We hereby irrevocably consent to the use of our company’s name, all references to reports conducted by us and the other information and data related thereto in the Form 10-K for the fiscal year ended March 31, 2016 filed with the Securities and Exchange Commission by KEMET Corporation.

PAUMANOK PUBLICATIONS, INC.

By:	/s/ DENNIS M. ZOGBI
	Name:	Dennis M. Zogbi
	Title:	Chief Executive Officer